Westwood to Acquire Salient Partners’ Asset Management Business
Strategic Combination Creates Strong Investment Management Boutique
With Specialization and Scale Across
U.S. Equity, Multi-Asset, Real Assets and Alternatives

Transaction highlights:
•Salient is a well-known and highly respected investment manager focused on energy infrastructure, real estate and tactical allocation strategies
•Salient’s complementary, highly differentiated investment capabilities are available to both institutional and individual investors
•Westwood’s expanding range of Multi-Asset strategies will be enhanced with additional offerings and a fresh array of insights
•Westwood’s Intermediary channel will have the opportunity to expand its network more rapidly with increased scale and broader product availability
•Westwood’s significant institutional presence will have access to a wider range of diverse product offerings
•Significant immediate accretion plus future growth opportunities are expected to provide compelling financial returns for Westwood shareholders

DALLAS, May 26, 2022 (GLOBE NEWSWIRE) – Westwood Holdings Group, Inc. (NYSE: WHG, "Westwood", a Dallas-based investment management boutique and wealth management firm, has entered into a definitive agreement with Salient Partners, L.P. ("Salient"), a Houston-based investment firm, and its related entities, pursuant to which Westwood will acquire Salient’s asset management business.
Salient is a real asset and alternative investment firm that offers a suite of strategies focused on energy and infrastructure, real estate and tactical alternative investments. The firm has $4.5 billion in assets under management ("AUM").
This strategic acquisition will increase Westwood’s total AUM by 32% to $18.4 billion, providing pro forma specialization and scale across the combined company’s Multi-Asset, Real Assets and Alternative Strategies. An investor presentation on this transaction will be available on Westwood’s website, westwoodgroup.com.
Westwood is acquiring Salient’s four distinct investment capabilities, all of which bolster Westwood’s growing Multi-Asset, Real Assets and Alternatives platform:
Energy Infrastructure – A recognized leader and innovator in the MLP and Energy Infrastructure space, Salient’s Energy Infrastructure team has worked together for over a decade and is highly regarded for its intellectual capital and thought leadership. Salient’s Energy Infrastructure strategies total $2.5 billion in AUM and are available in the form of separately managed accounts, open-end mutual funds, a closed-end fund and private funds.
Tactical Equity – With $1.4 billion in AUM, Salient’s Liquid Alternatives strategies are highly scalable. Sub-advised by Broadmark Asset Management LLC ("Broadmark"), the Tactical Equity strategies are offered in the form of mutual funds and separately managed accounts. Broadmark has compiled an exceptional 23-year track record successfully mitigating volatility, while seeking to produce above-average, risk-adjusted returns in all market environments with less downside volatility than the S&P 500 Index. Through this transaction, Westwood will also acquire a substantial minority ownership stake in Broadmark.
Real Estate – Salient’s Real Estate team has a respected legacy that stretches over two decades of offering differentiated approaches to investing in liquid real estate securities that are designed to deliver attractive current yield and appropriate risk-adjusted total returns. Salient’s Real Estate strategies total $306 million in AUM and are available in the form of mutual funds and separately managed accounts.
Private Investments – Salient also has substantial experience sourcing and raising assets for private investment vehicles across energy and real asset strategies. Current AUM in private investments totals $286 million.
The investment and distribution capabilities of Westwood and Salient are highly complementary and are expected to enhance the combined organization’s ability to provide attractive investment outcomes for a wide range of institutional, intermediary and wealth management clients. Salient brings strong product advocacy within top-tier intermediary platforms and access to several thousand individual financial advisor relationships. The opportunities provided by increased scale and product availability are expected to be quickly leveraged by an expanded distribution team to benefit our clients and investment teams.
"These additional investment strategies are designed to provide solutions that we believe investors are increasingly seeking, including alternative sources of income, real assets with inflation protection, low correlation to traditional asset classes and volatility mitigation. Incorporating these strategies will allow us to capitalize on the substantial investments we have made in our distribution platform over the last several years and will position us to serve a broad range of client needs and accelerate the growth of our business,” said Brian O. Casey, President and Chief Executive Officer of Westwood. “This transaction provides a genuine cultural fit, aligns with our strategic objectives and strengthens our business moving forward. The many opportunities for product extensions across the combined range of investment capabilities, including multi-asset, real assets and alternative strategies, have energized our teams."
"As a Texas-based investment manager, we are very familiar with Westwood and their outstanding reputation as an innovative investment and wealth management firm. Westwood offers the ideal fit for us to continue our mission of providing clients with superior risk-adjusted returns and attentive service. Westwood’s strong institutional relationships and robust distribution infrastructure will enable us to capitalize on the demand for energy infrastructure and real estate investments. Salient’s inherent strengths as an alternative and real-asset investment manager will be amplified and enhanced through our combination with Westwood’s existing Multi-Asset and U.S. Value Equity platform," said Gregory A. Reid, President and Energy Infrastructure Portfolio Manager at Salient.
"The Broadmark team is extremely excited to be affiliated with Westwood. Brian Casey and his team have built a terrific organization that will greatly support and enhance our investment capabilities. We look forward to collaborating with Adrian Helfert, Westwood’s CIO – Multi-Asset, and his team to deliver exceptional benefits to our collective clients," said Christopher J. Guptill, Founder and Chief Investment Officer of Broadmark.
Terms of the Transaction
Westwood is acquiring Salient’s asset management business for an upfront payment of $35 million on closing, with deferred payments of up to $25 million over several years, upon satisfaction of certain revenue retention and growth targets. The transaction is subject to customary closing conditions, including fund shareholder and other client approvals. The transaction is expected to close before the end of 2022 with significant immediate accretion to earnings.
Westwood, Salient and Broadmark’s strategies will continue under their existing fund names until close of the transaction and will be managed by the investment teams as they exist today, with the same stated investment objectives. Salient and Broadmark’s strategies are expected to directly benefit from the additional risk and performance analysis that Westwood provides to its current investment processes.
Under the terms of the transaction, Westwood will maintain its debt-free balance sheet and will fund the upfront consideration using cash on hand.
RBC Capital Markets served as exclusive financial advisor to Westwood Holdings Group, Inc. Willkie Farr & Gallagher LLP acted as external legal counsel.
Note: AUM figures as of 3.31.22

ABOUT WESTWOOD HOLDINGS GROUP, INC.
Westwood Holdings Group, Inc. is a focused investment management boutique and wealth management firm.
Westwood offers high-conviction equity and outcome-oriented solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in two distinct investment capabilities: U.S. Value Equity and Multi-Asset, available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol "WHG." Based in Dallas, Westwood also maintains an office in Houston.
For more information on Westwood, please visit westwoodgroup.com.
ABOUT SALIENT PARTNERS, L.P.
Salient Partners, L.P. ("Salient") is a real asset and alternative investment firm that offers a suite of strategies focused on energy and infrastructure, real estate and tactical alternative investments. Institutions and investment advisors turn to Salient to build smarter, more efficient portfolios. Strategies are offered in the form of open- and closed-end funds and separately managed accounts. Salient was founded in 2002 and has offices in Houston and San Francisco.
Learn more about Salient at salientpartners.com.
Forward Looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as "anticipate," "believe," "expect," "could," and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.
Various forward-looking statements in this press release relate to the acquisition by Westwood of Salient’s asset management business, including regarding expected scale opportunities, operating efficiencies and results, growth, client and stockholder benefits, key assumptions, timing of closing of the transaction, revenue realization, cost and expense synergies, financial benefits or returns, accretion and integration costs.
Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Important transaction-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain Salient regulatory and client approvals; (iii) the announcement and pendency of the acquisition may disrupt Salient’s business operations (including the threatened or actual loss of employees or clients); (iv) Salient could experience financial or other setbacks if the transaction encounters unanticipated problems; (v) anticipated benefits of the transaction, including the realization of revenue, accretion, financial benefits or returns, may not be fully realized or may take longer to realize than expected; and (vi) Westwood may be unable to successfully integrate Salient’s businesses with those of Westwood or to integrate the businesses within the anticipated timeframe.
Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; our stockholder rights agreement may make it more difficult for others to obtain control over us, even if it would be beneficial to our stockholders; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; in addition to our stockholder rights agreement, our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; our relationships with investment consulting firms; the impact of the COVID-19 pandemic; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended Dec. 31, 2021 and its quarterly report on Form 10-Q for the quarter ended Mar. 31, 2022. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Media Contact:

Tyler Bradford
Hewes Communications
212-207-9454
tyler@hewescomm.com